SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2016
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References to "we," "us," "our" or the "Company" refer to General Finance Corporation, a Delaware corporation, and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation ("GFN U.S."); GFN North America Leasing Corporation, a Delaware corporation; GFN North America Corp., a Delaware corporation; GFN Realty Company, LLC, a Delaware limited liability company; GFN Manufacturing Corporation, a Delaware corporation, and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively "Southern Frac"); Royal Wolf Holdings Limited, an Australian corporation publicly traded on the Australian Securities Exchange (collectively with its Australian and New Zealand subsidiaries, "Royal Wolf"); Pac-Van, Inc., an Indiana corporation , and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation, doing business as "Container King" (collectively "Pac-Van"); and Lone Star Tank Rental Inc., a Delaware corporation ("Lone Star").

TABLE OF CONTENTS
		Page

Item 1.01	Entry Into a Material Definitive Agreement	1

Item 9.01	Financial Statements and Exhibits	2

Item 1.01  Entry Into a Material Definitive Agreement

On December 15, 2016 (in Australia) Royal Wolf Holdings Limited ("Royal Wolf Holdings"), Royal Wolf Trading Australia Pty Limited ("Royal Wolf Australia"), Kookaburra Containers Pty Ltd. ("Kookaburra"), Royalwolf Trading New Zealand Limited ("Royal Wolf New Zealand), Royalwolf NZ Acquisition Co. Limited ("Royalwolf NZ" and collectively with Royal Wolf Holdings, Royal Wolf Australia, Kookaburra, Royal Wolf Zealand and Royalwolf NZ, "Royal Wolf"), Australia and New Zealand Banking Group Limited ("ANZ"), and ANZ Bank New Zealand Limited ("ANZ New Zealand") entered into that certain Second Variation Deed ("ANZ Second Variation Deed") to the ANZ Multicurrency Facility Agreement for the senior secured credit facility (the "Credit Facility") of Royal Wolf.

On December 15, 2016 (in Australia) Royal Wolf Holdings, Royal Wolf Australia, Kookaburra, Royalwolf Trading New Zealand Limited, Royalwolf NZ and Commonwealth Bank of Australia ("CBA") entered into that certain Second Variation Deed (the "CBA Second Variation Deed") to the CBA Multicurrency Facility Agreement for the Credit Facility.

The ANZ Multicurrency Facility Agreement, as modified by the ANZ Second Variation Deed, and the CBA Multicurrency Facility Agreement contain, as modified by the CBA Second Variation Deed, contain the following principal terms:

•	the refinanced Credit Facility is for A$100 million, a reduction of A$25 million, with the total senior secured multi-option debt facility being A$150 million;
•	the maturity date of the Credit Facility is January 31, 2022; and
•
the interest rate on the new five-year tranche from ANZ is at the bank bill swap interest rate in Australia (BBSY) or New Zealand (BKBM), plus a margin of 1.40%-2.40% per annum, depending on the net debt leverage ratio, as defined. The interest rate under the CBA Second Variation deed is the bank bill swap interest rate in Australia (BBSY) or New Zealand (BKBM), plus a margin of 1.75% to 2.65%.

 On May 7, 2014 ANZ, ANZ New Zealand, CBA, Royal Wolf Australia and Royal Wolf New Zealand entered into that certain Common Terms Deed Poll (the "Deed Poll").  The Deed Poll contains terms and conditions which apply to the ANZ Multicurrency Facility Agreement, as modified by the ANZ Second Variation Deed, and the CBA Multicurrency Facility Agreement, as modified by the CBA Second Variation Deed.

Copies of the ANZ Second Variation Deed, the CBA Second Variation Deed and the Deed Poll are attached as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

The foregoing descriptions of the ANZ Second Variation Deed, the CBA Second Variation Deed and the Deed Poll are qualified in their entirety by the ANZ Second Variation Deed, the CBA Second Variation Deed and the Deed Poll, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibit	Exhibit Description

10.1
Second Variation Deed dated December 15, 2016 (in Australia) among Royal Wolf Holdings Limited, Royal Wolf Trading Australia Pty Limited, Kookaburra Containers Pty Ltd. Royalwolf Trading New Zealand Limited, Royalwolf NZ Acquisition Co. Limited, Australia and New Zealand Banking Group Limited and ANZ Bank New Zealand Limited

10.2
Second Variation Deed dated December 15, 2016 (in Australia) among Royal Wolf Holdings Limited, Royal Wolf Trading Australia Pty Limited, Kookaburra Containers Pty Ltd. Royalwolf Trading New Zealand Limited, Royalwolf NZ Acquisition Co. Limited and Commonwealth Bank of Australia

10.3	Common Terms Deed Poll

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: December 16, 2016	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary

EXHIBIT INDEX

Exhibit	Exhibit Description

10.1
Second Variation Deed dated December 15, 2016 (in Australia) among Royal Wolf Holdings Limited, Royal Wolf Trading Australia Pty Limited, Kookaburra Containers Pty Ltd. Royalwolf Trading New Zealand Limited, Royalwolf NZ Acquisition Co. Limited, Australia and New Zealand Banking Group Limited and ANZ Bank New Zealand Limited

10.2
Second Variation Deed dated December 15, 2016 (in Australia) among Royal Wolf Holdings Limited, Royal Wolf Trading Australia Pty Limited, Kookaburra Containers Pty Ltd. Royalwolf Trading New Zealand Limited, Royalwolf NZ Acquisition Co. Limited and Commonwealth Bank of Australia

10.3	Common Terms Deed Poll